CENTURION INVESTMENT TRUST
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                          PRINCIPAL FINANCIAL OFFICERS

I.    COVERED OFFICERS/PURPOSE OF THE CODE

      The code of ethics (this "Code") for Centurion Investment Trust (the "Trust") applies to the Trust's Principal Executive Officer and Principal Financial Officer(s) (the "Covered Officers," each of whom is set forth in Exhibit A) for the purpose of promoting:

      o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o full, fair, accurate, timely and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Trust;

      o     compliance  with  applicable   laws  and   governmental   rules  and
            regulations;

      o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

      o     accountability for adherence to the Code.

      Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

      OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interests interfere with the interests of, or his service to, the Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Trust.

      Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended ("Investment Company Act") and the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property, other than shares of beneficial interest of the Trust) with the Trust because of their status as "affiliated persons" of the Trust. The compliance programs and procedures of the Trust or the Trust's investment adviser (the "investment adviser") are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.


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      Although  typically not  presenting an opportunity  for improper  personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Trust and the investment adviser or a third party service provider of which a Covered Officer is also an officer or employee. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust and/or for the investment adviser or third party service provider) be involved in establishing policies and implementing decisions that will have different effects on the investment adviser or third party service provider and the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and the investment adviser or third party service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. The foregoing activities, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, will be deemed to have been handled ethically. In addition, it is recognized by the Trust's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more investment companies covered by other codes.

      Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but the Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust.

      Each Covered Officer must:

      o not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

      o not cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Trust;

      o not use material non-public knowledge of portfolio transactions made or contemplated for the Trust to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

      o report at least annually any affiliations or other relationships that could potentially present a conflict of interest with the Trust.

There are some conflict of interest situations that should always be discussed with the Counsel to the Trust if such situations might have a material adverse effect on the Trust. Examples of these include:

      o     service as a director on the board of any public company;

      o     the receipt of non-nominal gifts;


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

      o the receipt of entertainment from any company with which the Trust has current or prospective business dealings, including investments in such companies, unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any questions of impropriety;

      o any ownership interest in, or any consulting or employment relationship with, any of the Trust's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

      o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions, including but not limited to certain soft dollar arrangements, or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.


III.  DISCLOSURE AND COMPLIANCE

      o Each Covered Officer shall become familiar with the disclosure requirements generally applicable to the Trust;

      o each Covered Officer shall not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including to the Trust's management and auditors, and to governmental regulators and self-regulatory organizations;

      o each Covered Officer may, to the extent appropriate within the Covered Officer's area of responsibility and to the extent deemed necessary in the sole discretion of the Covered Officer, consult with other officers and employees of the Trust and the investment adviser and the Trust's administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust; and

      o it is the responsibility of each Covered Officer to promote Trust compliance with the standards and restrictions imposed by applicable laws, rules and regulations.


IV.   REPORTING AND ACCOUNTABILITY

      Each Covered Officer must:

      o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that the Covered Officer has received, read and understands this Code;

      o annually thereafter affirm to the Board that the Covered Officer has complied with the requirements of this Code;

      o not retaliate against any other Covered Officer or any employee of the Trust or its affiliated persons for reports of potential violations of this Code that are made in good faith; and


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

      o notify the Counsel to the Trust promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Counsel to the Trust is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers(1) will be considered by the Board.

      The Trust will follow these procedures in investigating and enforcing this
Code:

      o the Counsel to the Trust shall take all appropriate action to investigate any reported potential violations;

      o if, after such investigation, Trust Counsel believes that no violation has occurred, Trust Counsel is not required to take any further action;

      o any matter that Trust Counsel believes is a violation will be reported to the Trustees of the Trust who are not "interested persons," as defined by Section 2(a)(19) of the Investment Company Act, of the Trust (the "Independent Trustees");

      o if the Independent Trustees concur that a violation has occurred, it will inform and make a recommendation to the Trust's Board, which will consider appropriate action, which may include a review of, and appropriate modifications to, applicable Trust policies and procedures; notification to appropriate personnel or the board of the investment adviser or other relevant service provider; or a recommendation to dismiss the Covered Officer;

      o     the Board will be responsible for granting waivers,  as appropriate;
            and

      o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    OTHER POLICIES AND PROCEDURES

      This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust, the Trust's adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trust's and the investment adviser's and the principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

------------------------
(1) For this purpose, the term "waiver" includes the approval by the Trust of a material departure from a provision of this Code or the Trust's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Trust's management.


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

VI.   AMENDMENTS

      Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of trustees of the Trust who are not "interested persons" of the Trust, as defined by the Investment Company Act.

VII.  CONFIDENTIALITY

      All reports and records Trust prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or regulation or this Code, such matters shall not be disclosed to anyone other than the Board.

VIII. INTERNAL USE

      The Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.


Date: December 20, 2006


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                                                                       EXHIBIT A

                     Persons Covered by this Code of Ethics
                     --------------------------------------

                                 David C. Lenoir
                                  Mark J. Seger


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

                                 CODE OF ETHICS
                             FOR PRINCIPAL EXECUTIVE
                                       AND
                          PRINCIPAL FINANCIAL OFFICERS

                            CERTIFICATE OF COMPLIANCE


      As a Covered Officer as defined in the Code of Ethics For Principal Executive and Principal Financial Officers of Centurion Investment Trust (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code.



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                                        Signature


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                                        Name (Please Print)



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